ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Escrow Agreement") dated as of _____________ ___, 2004, is made by and among Global Axcess Corp, a Nevada corporation ("Buyer"), ATM Network Services, Inc. dba The Bailey Group, a Nevada corporation ("Seller") and Potter Minton, a Texas professional corporation ("Escrow Agent"). Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of September ____, 2004, whereby Seller agrees to sell to Buyer certain assets as described therein; and

     WHEREAS, Section 2.2 of the Purchase Agreement provides for the deposit by the Buyer with an escrow agent of five hundred thousand ($500,000) dollars of the total Purchase Price thereunder as security for the prompt, timely and full payment of certain expenses incurred by Seller prior to the Closing; and


     WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder;


     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:


          1. Establishment of Escrow Fund and Deposit of Funds. Concurrently with the execution of this Escrow Agreement, the Buyer is hereby delivering to the Escrow Agent five hundred thousand ($500,000) dollars pursuant to Section
2.2 of the Purchase Agreement, which together with any interest or income thereon that may be held by the Escrow Agent is hereinafter referred to as the "Escrow Fund". The Escrow Fund shall be maintained and handled by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.


          2. Investment of Escrow Fund.


               (a) Unless the Buyer and the Seller jointly instruct the Escrow Agent in writing otherwise, the Escrow Agent shall invest and reinvest the Escrow Fund in an uninsured money market bank account at Bank of America. Escrow Agent shall not be liable for any loss resulting from failure of the bank or any other cause except for willful misconduct or gross negligence of Escrow Agent.


               (b) Informational tax reports filed by the Escrow Agent with the Internal Revenue Service shall allocate all interest or other income accrued or paid on the Escrow Fund to Seller and Seller shall report such interest or other income as income to it on all tax returns filed by Seller.

          3. Release of the Escrow Fund.


               (a) Seller agrees to promptly deliver to Escrow Agent, with a copy to Buyer, any bills or invoices that it receives after the Closing that relate to expenses that accrued or arose under the Transferred Agreements (as defined in the Purchase Agreement) or relating to Seller's business prior to the Closing (collectively, "Invoices"), including without limitation, any and all invoices received from any of the vendors listed on Exhibit A attached hereto. If Seller contends that it disputes any portion of such Invoices, Seller shall include information regarding the nature of such dispute and the amount in dispute with the delivery of such Invoice. The Escrow Agent shall promptly upon receipt of each Invoice, make payment out of the Escrow Fund for the amount of such Invoice or, if in dispute, for the undisputed portion thereof. In addition Seller may present to Escrow Agent, with a copy to Buyer,a sworn statement by Seller that checks totaling the amount requested have been issued and mailed to the parties entitled to monthly commissions, stating the name of each Payee and the amount paid and Escrow Agent shall reimburse Seller for such amount from the Escrow Fund.


               (b) In the event that Buyer receives any Invoices that relate to expenses that accrued or arose under the Transferred Agreements or relating to Seller's business prior to the Closing, Buyer shall deliver such Invoices to Escrow Agent, with a copy to Seller. If Seller disputes any portion of such Invoices, Seller shall notify Buyer and Escrow Agent ("Dispute Notice") of such dispute, the details thereof and the amount so in dispute, within ten days after receiving a copy of the Invoice from Buyer. If Escrow Agent has not received a Dispute Notice from Seller on or before the tenth day after its receipt of the Invoice, it shall promptly pay such Invoice. If Escrow Agent has received a Dispute Notice from Seller, Escrow Agent shall promptly pay the undisputed portion of the applicable Invoice.


               (c) Seller agrees to use its commercially reasonable efforts to resolve any disputed Invoices as soon as reasonably practicable and to notify Buyer and Escrow Agent upon reaching any such settlement ("Settlement Notice") with a vendor. Escrow Agent shall promptly pay any additional amounts owed to a vendor under an Invoice as a result of any such settlement.


               (d) On ____________________, 2004, Escrow Agent shall release the remaining balance of the Escrow Funds, less the disputed amount of any Invoices that have not been resolved.


               (e) Provided, notwithstanding the foregoing, Escrow Agent may require the written approval of Seller and/or Buyer as a condition to release or disbursement of any portion of the Escrow Fund.


          4. Termination of Escrow Agreement. This Agreement shall terminate upon disbursement by the Escrow Agent of all of the Escrow Fund in accordance with the provisions of this Escrow Agreement. Upon termination of this Agreement Seller shall remain liable for all valid Invoices.

          5. Buyer Settlement. Buyer may, at its option, pay any Invoice, or the disputed portion of any Invoices, and seek reimbursement from the Escrow Fund. The Escrow Agent shall reimburse Buyer for such payments to same extent as it is authorized to pay the original vendor. If Buyer pays any disputed Invoice, Buyer and Seller will negotiate in good faith the settlement thereof. If they are unable to reach agreement on the valid amount of the Invoice and, therefore, the amount the Escrow Agent or Seller shall reimburse Buyer, such dispute shall be resolved in any Federal Court in Texas or in State Court in Cherokee County, Texas. The parties hereby consent to the personal and exclusive jurisdiction of such courts.


          6. Escrow Agent. The parties hereto agree that:


               (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Agent shall not be bound in any way by any agreement or contract between Buyer and Seller, including the Purchase Agreement (whether or not the Escrow Agent has knowledge thereof).


               (b) The Escrow Agent shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request, or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give such advice, certificate, notice, direction, instruction or request or other paper or document has been duly authorized to do so.


               (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.


               (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Fund which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Escrow Fund, or a portion thereof, in escrow, pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by written confirmation of an agreement between Buyer and Seller or by final judgment of a court or courts of competent jurisdiction; or the Escrow Agent, at its option, may deposit the Escrow Fund into the registry of a court of competent jurisdiction located in Cherokee County, Texas, in a proceeding to which all parties in interest are joined.

               (e) The Escrow Agent shall be entitled to reimbursement for any and all expenses incurred by Escrow Agent in the performance of its obligations hereunder which expenses may be deducted by the Escrow Agent from the Escrow Fund.

               (f) The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent under and in accordance with the terms and conditions of this Escrow Agreement.


               (g) The Escrow Agent is acting as an intermediary, not as attorney for Seller or Buyer with respect to the matters made the subject of this Agreement. Seller and Buyer waive any conflict of interest.


          7. Notices, Etc. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given, if delivered in person or by courier, or by facsimile transmissions (with notice being effective the day after confirmation of successful facsimile transmission and upon receipt in all other instances) to the party for whom intended at the following addresses:

         If to the Buyer:

                   Global Axcess Corp
                   224 Ponte Vedra Park Drive
                   Ponte Vedra Beach, Florida 32082
                   Attn:  David J. Surette
                   Phone:  (904) 395-1135
                   Fax:  (904) 280-8588
         with a copy to:

                   Smith, Gambrell & Russell, LLP
                   50 N. Laura Street, Suite 2600
                   Jacksonville, FL 32202
                   Attention: Steven Brust
                   Phone: (904) 598-6107
                   Fax: (904) 598-6207
         If to the Seller:

                   The Bailey Group
                   506 East Rusk Road
                   Jacksonville, TX  75766
                   Attn:  Bill H. Bailey, Jr.
                   Phone: (903) 586-5150


         If to the Escrow Agent:

                   Potter Minton
                   110 North College, 500 Plaza Tower
                   Tyler, Texas  75710
                   Attn:  John Minton, Esq.
                   Phone: (903) 597-8311
                   Fax: (903) 593-0846

     Any party may, by written notice to the others, change the address to which notices to such party are to be delivered or mailed.


          8. Resignation or Removal of Escrow Agent.


               (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days' prior notice in writing of such resignation specifying a date under which such resignation shall take effect; provided, however, that no such resignation shall be effective until a successor Escrow Agent shall be appointed hereunder and the Escrow Agent shall have delivered the Escrow Fund hereunder to such successor Escrow Agent. In the event of the Escrow Agent's resignation, Buyer shall select a new Escrow Agent who shall be reasonably satisfactory to Seller.


               (b) The Buyer and the Seller may remove the Escrow Agent upon written notice to the Escrow Agent signed by the Buyer and the Seller. Such removal shall take effect upon delivery of the Escrow Fund to a successor Escrow Agent designated in writing by the Buyer and the Seller and the Escrow Agent thereupon shall have no further duties or responsibilities in connection herewith. The Escrow Agent shall promptly deliver the Escrow Fund without unreasonable delay after receiving the designation of a successor Escrow Agent.


          9. General. This Escrow Agreement: (i) shall be construed and enforced in accordance with the laws of the State of Florida, without reference to its conflicts of law principles; (ii) shall inure to the benefit of and be binding upon the successors and assigns of the Buyer and the successors and assigns of the Seller, nothing in this Escrow Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder; (iii) may only be modified by a writing signed by all of the parties hereto and no waiver hereunder shall be effective unless in a writing signed by the party against whom enforcement of the waiver is sought; and (iv) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Escrow Agreement and any rights pursuant hereto may not be assigned by either of the Buyer, on one hand, or the Seller, on the other hand, without the prior written consent of Seller, on the one hand or the Buyer, on the other hand. The Section and other headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.


          10. Fees. Escrow Agent shall be entitled to a reasonable fee for its service, which shall be paid by Seller.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement on the first written above.


                                   GLOBAL AXCESS CORP, a Nevada corporation


                                   By:_____________________________________
                                   Name: __________________________________
                                   Title:  ________________________________


                                   ATM NETWORK SERVICES, INC., dba
                                   The Bailey Group, a Nevada corporation


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________



                                   POTTER MINTON, a Texas
                                   professional
                                   corporation


                                   By: ____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                                    EXHIBIT A
                                 LIST OF VENDORS



All customers who have earned automated teller machine and point of sale compensation

Bantek West, Inc.

Core Data Resources

Euronet USA, Inc.

Lynk Systems, Inc.

Southwestern Bell

Tranax Technologies

Triton Systems

Wilmington Savings Fund Society FSB

Wincor AutoTell, LLC